CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                                 TRC REALTY LLC

            Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, it is hereby certified that:

FIRST: The name of the limited liability company (the "Company") is TRC Realty LLC.

SECOND: Paragraph First of the Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

               "FIRST: The name of the limited liability company formed hereby is Perkins & Marie Callender's Realty LLC (the "Company")."

            The undersigned, an authorized person of the Company, executes this Certificate of Amendment on December 5, 2006.



                                         PERKINS & MARIE CALLENDER'S REALTY LLC
                                         f/k/a TRC Realty LLC


                                         By:  /s/ George Andrew Whiteley
                                              ----------------------------------
                                              Name:  George Andrew Whiteley
                                              Title: Authorized Person